Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Third Quarter 2021 Financial Results

Total ARR Crosses $2 Billion; Cloud ARR Grows 71%

SAN FRANCISCO – December 2, 2020 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced results for its fiscal third quarter ended October 31, 2020.

Third Quarter 2021 Financial Highlights

•Cloud ARR was $630 million, up 71% year-over-year.
•Total ARR was $2.07 billion, up 44% year-over-year.
•Cloud revenue was $145 million, up 80% year-over-year.
•Total revenues were $559 million, down 11% year-over-year.
•444 customers with ARR greater than $1 million.

“Even in the face of uncertain market conditions, Splunk remains one of the fastest growing companies in the history of enterprise software,” said Doug Merritt, President and CEO, Splunk. “We crossed an important milestone during the quarter as continued demand for data-driven insights across our global customer-base drove our total ARR to over $2 billion. Today, there’s no better strategic partner to help organizations turn their data into action and accelerate their journey to the cloud than Splunk.”

“Our cloud momentum continued in the third quarter, we exceeded our cash flow target significantly and we ended with Cloud ARR up 71% year-over-year — among the highest growth rates in the industry,” said Jason Child, chief financial officer, Splunk. “While the environment was a challenge in the quarter, we are enthusiastic about the large and growing opportunity ahead and remain confident in our long-term growth trajectory.”

Recent Business Highlights:

New and Expansion Customers Include: Bass Pro Shops, Carvana, Clemson University, E.ON (Germany), Founders Federal Credit Union (FIT CUSO), Herbalife Nutrition, HSBC Group (United Kingdom), Idaho National Laboratory, Intrado, James Paget University Hospitals - NHS Foundation Trust (United Kingdom), National University of Singapore, Nu Skin, Ocado Group (United Kingdom), Toyota Systems Corporation (Japan), TripActions

•The Data Age Is Here: New Splunk Cloud Innovations Unveiled at .conf20: New innovations across Splunk Cloud and Splunk Enterprise help customers achieve faster time to value with immediate access to the latest features. The new Splunk Machine Learning Environment (SMLE) makes it easier to build and operationalize machine learning models and algorithms and helps get value from data at scale in Splunk; while the new Data Stream Processor 1.2 helps customers expand their data streaming capabilities and access, process and route data across multiple cloud services, such as Google Cloud Platform and Azure Event Hub.
•Splunk Launches the World’s Most Comprehensive Observability Suite: The new Splunk Observability Suite brings together Splunk’s best-in-class solutions for infrastructure monitoring, application performance monitoring, digital experience monitoring, log investigation and incident response into a single, tightly integrated suite of products. Splunk also announced Splunk Log Observer, which brings the power of Splunk logs to site reliability engineers, DevOps engineers and developers; and Splunk Real User Monitoring, which extends its monitoring capabilities to help organizations understand and optimize the digital experiences of their customers.
•Splunk Accelerates Its Observability Vision with Three Acquisitions: Building on its newly launched Observability Suite, Splunk announced the acquisition of Plumbr, an application performance monitoring (APM) company offering auto-instrumentation, Real User Monitoring and deep application performance insights. Splunk also announced the acquisition of Rigor, a digital experience monitoring (DEM) company; and the intent to acquire Flowmill, a cloud network observability company with expertise in network performance monitoring (NPM). Together, these additions will accelerate Splunk’s vision to deliver a comprehensive Observability Suite with best-in-class DEM, APM and NPM for all applications.
•Expanded AIOps and Multicloud Monitoring Capabilities Transform IT Modernization: Splunk continues to innovate on its industry-leading IT Operations platform. The newly announced Splunk Service Intelligence for SAP® solutions provides Splunk IT Service Intelligence (ITSI) customers with end-to-end visibility across both the SAP solution-based and entire IT environment. Splunk also unveiled enhancements to Splunk ITSI, providing customers with operational efficiency and business intelligence to predict incidents before they happen; and the Splunk Infrastructure Monitoring Add-On allows organizations to seamlessly collect and integrate Splunk Infrastructure Monitoring metrics data.
•New Splunk Security Solutions Help Customers Secure and Accelerate the Cloud Journey: Splunk’s Security Operations suite enables security teams to modernize and unify their security operations in the cloud. With Splunk Mission Control, customers can plug in Splunk SIEM, SOAR, UBA and other third-party security technologies for real-time, contextual visibility and control across their entire security infrastructure. Splunk also launched the new Mission Control Plug-In Framework, which accelerates the value customers get from combining their Splunk security tools and non-Splunk security tools.
•Splunk Names New Chief Customer and Chief Revenue Officers: As customers continue to take action on data across their organization with Splunk’s Data-to-Everything Platform, the company announced two new executive appointments to best position the company for its next phase of growth and category leadership. Splunk welcomes John Sabino, Chief Customer Officer, and Christian Smith, Chief Revenue officer, to its executive team. John and Christian both previously served as senior vice president, Customer Success and senior vice president, Global Sales at Splunk.

Financial Outlook

The company is providing the following guidance for its fiscal fourth quarter 2021 (ending January 31, 2021):

•Total revenues are expected to be between $650 million and $700 million.
•Non-GAAP operating margin is expected to be between negative 4% and positive 3%.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, acquisition-related adjustments, amortization of intangible assets and capitalized software costs.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal third quarter 2021 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through December 9, 2020 by dialing (855) 859-2056 and referencing Conference ID 9424378.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal fourth quarter in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, including the impact of the COVID-19 pandemic on the business environment, such as the pace of customer digital transformation and the importance of data; statements and benefits regarding the Plumbr and Rigor acquisitions and our intent to acquire Flowmill; the market for data-related products and trends in this market, future growth and related targets, including trends in our cloud software business mix, momentum, growth rate, strategy, technology and product innovation; expectations for our industry and business, such as our business model, customer demand, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services which impact the timing of revenue, cash collections and margins; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies, such as Plumbr and Rigor; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; the impact of the COVID-19 pandemic and related public health measures on our business, as well as the impact of the COVID-19 pandemic on the overall economic environment; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2020 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Bill Bode
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues
License	$240,225	$373,684	$565,424	$855,825
Cloud services	144,714	80,439	382,736	212,946
Maintenance and services	173,633	172,213	536,147	498,973
Total revenues	558,572	626,336	1,484,307	1,567,744
Cost of revenues
License	5,009	5,796	16,549	17,414
Cloud services	63,354	41,045	176,572	108,525
Maintenance and services	68,417	60,978	204,328	176,011
Total cost of revenues	136,780	107,819	397,449	301,950
Gross profit	421,792	518,517	1,086,858	1,265,794
Operating expenses
Research and development	190,222	158,887	579,643	422,287
Sales and marketing	323,146	319,023	966,057	896,757
General and administrative	73,941	88,092	234,746	226,118
Total operating expenses	587,309	566,002	1,780,446	1,545,162
Operating loss	(165,517)	(47,485)	(693,588)	(279,368)
Interest and other income (expense), net
Interest income	2,382	12,612	12,438	45,373
Interest expense	(33,972)	(24,406)	(88,557)	(71,527)
Other income (expense), net	(710)	(215)	4,533	(1,408)
Total interest and other income (expense), net	(32,300)	(12,009)	(71,586)	(27,562)
Loss before income taxes	(197,817)	(59,494)	(765,174)	(306,930)
Income tax provision (benefit)	3,714	(1,855)	3,258	7,010
Net loss	$(201,531)	$(57,639)	$(768,432)	$(313,940)

Basic and diluted net loss per share	$(1.26)	$(0.38)	$(4.83)	$(2.08)

Weighted-average shares used in computing basic and diluted net loss per share	160,515	152,404	158,998	150,659

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,652,263	$778,653
Investments, current	341,409	976,508
Accounts receivable, net	799,960	838,743
Prepaid expenses and other current assets	140,853	129,839
Deferred commissions, current	120,762	99,072
Total current assets	3,055,247	2,822,815
Investments, non-current	18,228	35,370
Accounts receivable, non-current	316,824	468,934
Operating lease right-of-use assets	374,980	267,086
Property and equipment, net	185,606	156,928
Intangible assets, net	199,210	238,415
Goodwill	1,301,073	1,292,840
Deferred commissions, non-current	67,854	88,990
Other assets	75,673	68,093
Total assets	$5,594,695	$5,439,471
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,479	$18,938
Accrued compensation	286,101	286,159
Accrued expenses and other liabilities	190,820	177,822
Deferred revenue, current	763,646	829,377
Total current liabilities	1,257,046	1,312,296
Convertible senior notes, net	2,275,313	1,714,630
Operating lease liabilities	339,394	235,631
Deferred revenue, non-current	110,504	176,832
Other liabilities, non-current	3,126	653
Total non-current liabilities	2,728,337	2,127,746
Total liabilities	3,985,383	3,440,042
Stockholders’ equity
Common stock	162	157
Accumulated other comprehensive loss	(4,625)	(5,312)
Additional paid-in capital	3,943,678	3,566,055
Accumulated deficit	(2,329,903)	(1,561,471)
Total stockholders’ equity	1,609,312	1,999,429
Total liabilities and stockholders’ equity	$5,594,695	$5,439,471

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(201,531)	$(57,639)	$(768,432)	$(313,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,584	18,938	67,269	46,079
Amortization of deferred commissions	38,097	21,196	99,217	75,078
Amortization of investment premiums (accretion of discounts), net	54	(2,324)	(890)	(7,969)
Amortization of debt discount and issuance costs	26,917	20,382	71,655	59,477
Gain on extinguishment of convertible senior notes	—	—	(6,952)	—
Repurchase of convertible senior notes attributable to the accreted interest related to debt discount	—	—	(22,149)	—
Non-cash operating lease costs	24	2,104	15,783	7,511
Stock-based compensation	138,790	132,852	452,481	378,928
Disposal of property and equipment	—	—	981	—
Deferred income taxes	(1,365)	(214)	(2,009)	(398)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	6,632	(226,485)	190,893	(165,735)
Prepaid expenses and other assets	(26,949)	(72,161)	(14,456)	(181,201)
Deferred commissions	(39,617)	(31,247)	(99,771)	(84,461)
Accounts payable	(28,142)	(6,445)	(5,179)	(1,129)
Accrued compensation	61,688	33,394	310	(12,821)
Accrued expenses and other liabilities	(12,203)	(8,060)	(13,497)	2,619
Deferred revenue	(30,043)	40,846	(132,350)	(30,843)
Net cash used in operating activities	(43,064)	(134,863)	(167,096)	(228,805)
Cash flows from investing activities
Purchases of investments	—	(275,962)	(87,135)	(815,685)
Maturities of investments	245,595	264,376	743,320	805,971
Acquisitions, net of cash acquired	(11,758)	(576,296)	(11,758)	(576,296)
Purchases of property and equipment	(2,491)	(27,090)	(28,307)	(53,524)
Capitalized software development costs	(3,570)	—	(10,703)	—
Other investment activities	(575)	(2,500)	(3,461)	(3,750)
Net cash provided by (used in) investing activities	227,201	(617,472)	601,956	(643,284)
Cash flows from financing activities
Proceeds from the exercise of stock options	413	68	3,084	624
Proceeds from employee stock purchase plan	—	—	44,214	34,482
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	1,246,544	—
Purchase of capped calls	—	—	(137,379)	—
Partial repurchase of convertible senior notes	—	—	(668,929)	—
Taxes paid related to net share settlement of equity awards	(7)	(46,467)	(49,235)	(164,160)
Net cash provided by (used in) financing activities	406	(46,399)	438,299	(129,054)
Effect of exchange rate changes on cash and cash equivalents	(175)	199	451	(1,552)
Net increase (decrease) in cash and cash equivalents	184,368	(798,535)	873,610	(1,002,695)
Cash and cash equivalents at beginning of period	1,467,895	1,672,005	778,653	1,876,165
Cash and cash equivalents at end of period	$1,652,263	$873,470	$1,652,263	$873,470
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active subscription, term license, and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active subscription contracts at the end of a reporting period. Contracts are annualized by dividing the total contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services, cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, restructuring and facility exit charges, acquisition-related adjustments, capitalized software development costs, non-cash interest expense related to convertible senior notes and a gain on extinguishment of convertible senior notes. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the estimated non-GAAP tax rate, Splunk evaluates financial projections based on its non-GAAP results and the tax effect of those projections. The estimated non-GAAP tax rate takes into account many factors including our operating structure and tax positions. The non-GAAP tax rate applied to the three and nine months ended October 31, 2020 was 20%. The applicable fiscal 2020 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, restructuring and facility exit charges, acquisition-related adjustments, capitalized software development costs, non-cash interest expense related to convertible senior notes and a gain on extinguishment of convertible senior notes from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.
There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Used in Operating Activities to Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Net cash used in operating activities	$(43,064)	$(134,863)	$(167,096)	$(228,805)
Less purchases of property and equipment	(2,491)	(27,090)	(28,307)	(53,524)
Free cash flow (non-GAAP)	$(45,555)	$(161,953)	$(195,403)	$(282,329)
Net cash provided by (used in) investing activities	$227,201	$(617,472)	$601,956	$(643,284)
Net cash provided by (used in) financing activities	$406	$(46,399)	$438,299	$(129,054)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$63,354	$(2,719)	$(5,709)	$—	$—	$—	$—	$54,926
Cloud services gross margin	56.2%	1.9%	3.9%	—%	—%	—%	—%	62.0%
Cost of revenues	136,780	(14,253)	(9,499)	—	(594)	—	—	112,434
Gross margin	75.5%	2.6%	1.7%	—%	0.1%	—%	—%	79.9%
Research and development	190,222	(64,668)	—	—	3,570	—	—	129,124
Sales and marketing	323,146	(45,299)	(4,333)	—	—	—	—	273,514
General and administrative	73,941	(18,678)	—	(2,223)	—	—	—	53,040
Operating loss	(165,517)	142,898	13,832	2,223	(2,976)	—	—	(9,540)
Operating margin	(29.6)%	25.6%	2.4%	0.4%	(0.5)%	—%	—%	(1.7)%
Income tax provision (benefit)	3,714	—	—	—	—	—	(6,699)	(2,985)
Net loss	$(201,531)	$142,898	$13,832	$2,223	$(2,976)	$26,917	$6,699	$(11,938)
Net loss per share (1)	$(1.26)	$0.90	$0.09	$0.01	$(0.02)	$0.17	$0.04	$(0.07)
_________________________
(1)                 Calculated based on 160,515 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments		Non-cash interest expense related to convertible senior notes	Income tax adjustment (3)	Non-GAAP
Cloud services cost of revenues	$41,045	$(1,543)	$(2,498)	$—		$—	$—	$37,004
Cloud services gross margin	49.0%	1.9%	3.1%	—%		—%	—%	54.0%
Cost of revenues	107,819	(10,729)	(7,865)	—		—	—	89,225
Gross margin	82.8%	1.7%	1.3%	—%		—%	—%	85.8%
Research and development	158,887	(45,701)	(174)	(12)		—	—	113,000
Sales and marketing	319,023	(51,795)	(2,081)	(172)		—	—	264,975
General and administrative	88,092	(27,082)	—	(7,408)		—	—	53,602
Operating income (loss)	(47,485)	135,307	10,120	7,592		—	—	105,534
Operating margin	(7.6)%	21.6%	1.6%	1.2%		—%	—%	16.8%
Income tax provision (benefit)	(1,855)	—	—	6,006	(2)	—	18,630	22,781
Net income (loss)	$(57,639)	$135,307	$10,120	$1,586		$20,382	$(18,630)	$91,126
Net income (loss) per share (1)	$(0.38)							$0.58
_________________________
(1)                GAAP net loss per share calculated based on 152,404 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 156,526 diluted weighted-average shares of common stock, which includes 4,122 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)               Represents the partial release of the valuation allowance.
(3)             Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges		Acquisition-related adjustments	Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Income tax adjustment (4)	Non-GAAP
Cloud services cost of revenues	$176,572	$(7,921)	$(16,005)	$(229)		$—	$—	$—		$—	$152,417
Cloud services gross margin	53.9%	2.1%	4.1%	0.1%		—%	—%	—%		—%	60.2%
Cost of revenues	397,449	(42,881)	(30,383)	(497)		—	(594)	—		—	323,094
Gross margin	73.2%	2.9%	2.0%	0.1%		—%	—%	—%		—%	78.2%
Research and development	579,643	(204,037)	(25)	(2,884)		—	10,703	—		—	383,400
Sales and marketing	966,057	(157,591)	(12,999)	(1,168)		—	—	—		—	794,299
General and administrative	234,746	(64,876)	—	(518)		(2,223)	—	—		—	167,129
Operating loss	(693,588)	469,385	43,407	5,067		2,223	(10,109)	—		—	(183,615)
Operating margin	(46.7)%	31.6%	2.9%	0.4%		0.1%	(0.7)%	—%		—%	(12.4)%
Income tax provision (benefit)	3,258	—	—	—		—	—	—		(41,263)	(38,005)
Net loss	$(768,432)	$469,385	$43,407	$5,543	(2)	$2,223	$(10,109)	$64,702	(3)	$41,263	$(152,018)
Net loss per share (1)	$(4.83)	$2.95	$0.27	$0.03		$0.01	$(0.06)	$0.41		$0.26	$(0.96)
_________________________
(1)                Calculated based on 158,998 weighted-average shares of common stock.
(2)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(3)                Includes non-cash interest expense of $71.7 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.
(4)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments		Non-cash interest expense related to convertible senior notes	Income tax adjustment (3)	Non-GAAP
Cloud services cost of revenues	$108,525	$(4,709)	$(3,334)	$—		$—	$—	$100,482
Cloud services gross margin	49.0%	2.2%	1.6%	—%		—%	—%	52.8%
Cost of revenues	301,950	(33,342)	(19,662)	—		—	—	248,946
Gross margin	80.7%	2.1%	1.3%	—%		—%	—%	84.1%
Research and development	422,287	(130,539)	(672)	(12)		—	—	291,064
Sales and marketing	896,757	(155,657)	(3,991)	(172)		—	—	736,937
General and administrative	226,118	(72,206)	—	(7,408)		—	—	146,504
Operating income (loss)	(279,368)	391,744	24,325	7,592		—	—	144,293
Operating margin	(17.8)%	24.9%	1.6%	0.5%		—%	—%	9.2%
Income tax provision	7,010	—	—	6,006	(2)	—	22,226	35,242
Net income (loss)	$(313,940)	$391,744	$24,325	$1,586		$59,478	$(22,226)	$140,967
Net income (loss) per share (1)	$(2.08)							$0.90
_________________________
(1)               GAAP net loss per share calculated based on 150,659 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 155,960 diluted weighted-average shares of common stock, which includes 5,301 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)                Represents the partial release of the valuation allowance.
(3)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
Splunk Inc. | www.splunk.com